                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):   OCTOBER 20, 1998

                          STONE STREET BANCORP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       NORTH CAROLINA             001-14230                       56-1949352
----------------------------    ------------                 -------------------
(State or other jurisdiction    (Commission                     (IRS Employer
     of incorporation)          File Number)                 Identification No.)



                             232 SOUTH MAIN STREET
                     MOCKSVILLE, NORTH CAROLINA 27323-5936
                   ----------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code:   (704) 634-5936
                                                      --------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.   OTHER EVENTS

     The Board of Directors of Stone Street Bancorp, Inc. (the "Registrant") authorized the repurchase of up to 10% of the issued and outstanding shares of the Registrant's common stock pursuant to the Registrant's stock repurchase plan adopted on December 1, 1997. To date, the Registrant has repurchased 179,900 shares. There are currently 1,718,152 shares issued and outstanding.
On October 20, 1998, the Board of Directors authorized the repurchase of additional shares of the Registrant's issued and outstanding common stock in accordance with the stock repurchase plan. The Plan provides for the repurchase of shares of the Registrant's outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock for its shareholders and to manage its capital. The Board's action will allow management to make repurchases, without further Board approval, when stock repurchases are deemed prudent. Stock repurchases will be made in accordance with Rule 10b-18(b) of the Regulations issued under the Securities Exchange Act of 1934, as amended.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STONE STREET BANCORP, INC.


Date: October 21, 1998              By:       /s/J. Charles Dunn
                                       -----------------------------------------
                                           J. Charles Dunn, President and
                                           Chief Executive Officer